                                                                    EXHIBIT 8(i)



                            PARTICIPATION AGREEMENT

                                     Among

                             MONTGOMERY FUNDS III,

                       MONTGOMERY ASSET MANAGEMENT, L.P.



                                      And

               FIRST PROVIDIAN LIFE AND HEALTH INSURANCE COMPANY

                               Table of Contents


Section             Description                                Page
-------             -----------                                ----
1                   Sales of Fund Shares......................    1

2                   Proxy Solicitations and Voting............    4

3                   Representations and Warranties............    6

4                   Sales Material and Information............   11

5                   Fees and Expenses.........................   16

6                   Indemnification...........................   17

7                   Potential Conflicts.......................   28

8                   Term and Termination......................   33

9                   Notices...................................   37

10                  Miscellaneous.............................   38


          THIS AGREEMENT, made and entered into this 15th day of November, 1996, by and among First Providian Life and Health Insurance Company ("Company"), on its own behalf and on behalf of First Providian Life and Health Insurance Company Separate Account C, a segregated asset account of the Company ("Account"), Montgomery Funds III ("Fund"), and the Fund's investment adviser, Montgomery Asset Management, L.P. ("Adviser") (collectively, "Parties").

          Company, Fund and Adviser intending to be legally bound, hereby agree as follows:

1.        Sales of Fund Shares
          --------------------

          1.1 Fund agrees to sell to Company those shares of the portfolios listed on Schedule 1.1 hereto (the "Portfolios") which Company purchases for the appropriate subaccount of the Account at the net asset value next computed after receipt by Fund or its designee of each order of the Account or its designee, in accordance with the provisions of this Agreement, and of the then current prospectuses of Fund and of each variable annuity contract that uses Fund as an underlying investment medium (the "Contracts"). Company may purchase shares of the Portfolios for its own account subject to (a) Company's receipt of prior written approval by Fund; and (b) such purchases being in accordance with the then current prospectuses of Fund and of the Contracts. For purposes of this
Section 1.1, Company shall be the designee of Fund for receipt of such orders and receipt by such designee shall constitute receipt by Fund, provided that Fund receives notice of any such order by 11:00 a.m. Eastern time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which Fund calculates its net asset value pursuant to the rules of the Securities and Exchange Commission ("SEC"). Company will pay for Fund shares on the same Business Day that an order to purchase Fund shares is communicated by Company to Fund in accordance with this
Section 1.1. Payment for Fund shares shall be made in Federal funds transmitted to Fund by wire sent no later than 2:30 p.m. Eastern time on such Business Day.

          1.2 The Board of Trustees of Fund ("Board") may refuse to sell shares of Fund or any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action (a) is required by law or by regulatory authorities having jurisdiction or (b) is, in the sole discretion of the Board, acting in good faith and in light of the Board's duties under applicable law, necessary in the best interests of the shareholders of any Portfolio, provided that with respect to (b), any such suspension is temporary and any such termination is specifically found in writing by the Board to be necessary in the best interests of the shareholders of the applicable Portfolio. Fund will redeem the shares when requested on behalf of the Company or the corresponding subaccount of the Account at the net asset value next computed after receipt by Fund or its designee of each request for redemption, as established in accordance with the provisions of the then current prospectuses of Fund and of the Contracts. For purposes of this Section 1.2, Company will be the designee of Fund for receipt of requests for redemption and receipt by such designee will constitute receipt by Fund, provided that Fund receives notice of such request for redemption by 11:00 a.m. Eastern time on the next following Business Day. Fund will make payment in Federal funds transmitted to Company by wire on the same Business Day that Fund is properly notified of the redemption order pursuant to this Section 1.2; provided that Fund may postpone the date of payment upon redemption in accordance with Section 22(e) of the Investment Company Act of 1940 and the rules, orders and regulations promulgated thereunder (the "1940 Act"). Fund will not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds by Company; Company alone will be responsible for such action. If notification of a redemption request is received by Fund after 11:00 a.m. Eastern time, payment for redeemed shares will be made on the next following Business Day.

          1.3 Company agrees to purchase and redeem the shares of the Portfolios in accordance with the provisions of this Agreement, of the Contracts and of the then current prospectuses of the Contracts and of Fund. Except as necessary to implement Owner initiated transactions initiated by purchasers of the Contracts ("Owners"), or as otherwise permitted or required by state and/or federal laws or regulations, Company shall not redeem Fund shares of the Portfolios attributable to the Contracts.

          1.4 Issuance and transfer of Fund shares will be by book entry only. Stock certificates will not be issued to the Company or the Account. Shares ordered from Fund will be recorded in appropriate book entry titles for the Account or the appropriate subaccount of the Account.

          1.5 Fund shall furnish prompt notice followed by written confirmation to Company or its delegates of any income, dividends or capital gain distributions payable on each Portfolio's shares. Company hereby elects to receive all such dividends and distributions as are payable on shares of a Portfolio in additional shares of that Portfolio. Fund shall notify Company or its delegates of the number of shares so issued as payment of such dividends and distributions.

          1.6 Fund shall use its best efforts to make the net asset value per share for each Portfolio available to Company or its delegates by 6:30 p.m. on each Business Day, and shall notify Company promptly if it is unable to make the net asset value per share available to Company by 7:00 p.m. Eastern time on such Business Day.

2.        Proxy Solicitations and Voting
          ------------------------------

          2.1 Adviser and Fund agree that the terms on which Fund shares are offered to the Account under this Agreement will not be materially altered ("Material Alteration") without the prior written consent of Company, which consent will not be unreasonably withheld, during any period in which Fund shares are held by the Account, provided that the 1940 Act requires that such Material Alteration be approved by the shareholders of Fund. In all other cases, Fund will provide Company with as much advance notice as is reasonably practicable of Material Alterations.

          2.2   If and to the extent required by law the Company shall:

          (i)    solicit voting instructions from Owners;

          (ii) vote Portfolio shares in accordance with instructions received from Owners; and

          (iii) vote Portfolio shares for which no instructions have been received in the same proportion as shares of such Portfolio for which instructions have been received,

so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. Company reserves the right to vote Portfolio shares held in any segregated asset account in its own right, to the extent permitted by law. Company shall be responsible for assuring that each of its separate accounts holding shares of a Portfolio calculates voting privileges as set forth above and consistent with Fund's mixed and shared funding exemptive order (the "Exemptive Order").

          2.3 Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or comply with Section 16(c) of the 1940 Act (although Fund is not one of the trusts described in Section 16(c) of the 1940 Act), as well as with Sections 16(a) and, if and when applicable, 16(b). Further, Fund will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of trustees and with whatever rules the SEC may promulgate with respect thereto.

3. Representations and Warranties
   ------------------------------

          3.1 Company represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the Account prior to any issuance or sale thereof as a segregated asset account under the laws of New York and that it has and will maintain the capacity to issue all Contracts that may be sold; and that it is properly licensed, qualified and in good standing to sell the Contracts in New York.

          3.2 Company represents and warrants that the Contracts are or will be registered under the Securities Act of 1933 (the "1933 Act"); and that the Contracts will be issued and sold in compliance with all applicable federal and state laws.

          3.3 Company represents and warrants that it has registered or will have registered the Account as a unit investment trust in accordance with the provisions of the

1940 Act to serve as a segregated investment account for the Contracts, and that it will maintain such registration for so long as any Contracts are outstanding. Company will amend the registration statement under the 1933 Act for the Contracts and the registration statement under the 1940 Act for the Account from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law.

          3.4 Company represents that the Contracts are currently and at the time of issuance will be treated as annuity contracts under applicable provisions of the Internal Revenue Code of 1986, as amended ("Code"), and that it will make every effort to maintain such treatment and that it will notify Adviser and Fund immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

          3.5 Fund represents and warrants that it is lawfully established and validly existing under the laws of the State of Delaware.

          3.6 Fund represents and warrants that Fund shares of the Portfolios sold pursuant to this Agreement are registered under the 1933 Act and duly authorized for issuance; that Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares; that Fund will sell shares of the Portfolios sold pursuant to this Agreement in compliance with all applicable federal and state securities laws including without limitation the 1933 Act, the 1934 Act and the 1940 Act; and that Fund is and will remain registered under and complies and will comply in all material respects with the 1940 Act. Fund shall register and qualify Portfolio shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by Fund.

          3.7 Fund represents and warrants that it will invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable annuity contracts under the Code and the regulations issued thereunder, and that Fund will comply with Section 817(h) of the Code as amended from time to time and with all applicable regulations promulgated thereunder. Fund agrees to notify Company immediately upon having a reasonable basis for believing that any Portfolio has ceased to comply with Section 817(h) of the Code and to take all reasonable steps to diversify such Portfolio so as to achieve compliance within the grace period afforded by Treasury Regulation (S) 1.817-5.

          3.8 Fund represents and warrants that it is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that it will maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

          3.9 Fund represents and warrants that the investment policies, fees and expenses of the Portfolios are and shall at all times remain in compliance with applicable state investment laws as they may apply to the Portfolios. Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws and regulations of any state. Company shall inform Fund of any restrictions imposed by state insurance laws that may become applicable to Fund from time to time as a result of the Account's investment therein, but Company shall not be responsible for informing Fund of any restrictions imposed by state insurance laws that may become applicable to Fund from time to time solely as a result of investments in the Fund by other insurance companies. If Fund, acting reasonably and in good faith, determines that it is not in the best interests of shareholders (it being understood that "shareholders" for this purpose shall mean Owners) to comply with such restrictions, Fund shall so inform Company, and Fund and Company shall discuss alternative accommodations in the circumstances. If Fund neither makes the determination stated in the previous sentence nor determines that a material irreconcilable conflict exists pursuant to Section 7 of this Agreement, (i) to the extent feasible and consistent with market conditions, Fund will adjust its investments to comply with the aforementioned restrictions upon written notice from Company of such restrictions and proposed adjustments, it being agreed and understood that in any such case Fund will be allowed a reasonable period of time under the circumstances after receipt of such notice to make any such adjustments, and (ii) if amendment of this Agreement is deemed reasonably necessary by Company, Fund and Company shall negotiate in good faith to amend this Agreement to reflect such restrictions.

          3.10 Adviser represents and warrants that it is and will remain duly registered under all applicable federal and state securities laws and that it will perform its obligations for Fund in accordance in all material respects with the laws of the State of California and any applicable state and federal securities laws.

          3.11 All parties hereto represent and warrant to each other that all of their directors, trustees officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of Fund in an amount not less than the amount required by the applicable rules of the NASD and the federal securities laws. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. All parties hereto agree to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and each agrees to notify promptly the other parties hereto in the event that such coverage no longer applies.

          3.12 Company agrees not to solicit or cause to be solicited directly, or indirectly at any time in the future, any proxies from the Owners in opposition to proxies solicited by management of Fund, unless a court of competent jurisdiction shall have determined that the conduct of a majority of the Board constitutes willful misfeasance, bad faith, gross negligence or reckless disregard of their duties. This Section 3.12 will survive the term of this Agreement.

4. Sales Material and Information
   ------------------------------

          4.1 Company will furnish or cause to be furnished, to Fund or Adviser, each piece of sales literature or other promotional material in which Fund or Adviser is named, (i) if such sales literature or other promotional material is to be distributed only to broker-dealers that are selling the Contracts and not to the general public, at least four (4) Business Days prior to its use, and (ii) in the case of all other sales literature or other promotional material, at least ten (10) days prior to its use. No such material will be used if Fund or Adviser reasonably objects to such use within, (x) in the case of sales material specified in clause (i) above, two (2) Business Days after receipt of such material, and (y) in the case of sales material specified in clause (ii) above, five (5) Business Days after receipt of such material.

          4.2 Company shall not give any information or make any material representations or statements on behalf of or concerning the Adviser or the Fund other than the information or representations contained in: (a) a registration statement or prospectus for Fund shares, as amended or supplemented from time to time; (b) reports or proxy statements for Fund; (c) published reports for Fund which are in the public domain or are approved by Fund or Adviser; or (d) sales literature or other promotional material provided by or approved by Fund or Adviser; except with permission of Fund or Adviser. Fund and Adviser agree to respond to any request for approval on a prompt and timely basis.

          4.3 Fund or Adviser will furnish, or will cause to be furnished, to Company or its designee, each piece of sales literature or other promotional material in which Company or the Account is named, at least ten (10) Business Days prior to its use. No such material will be used if Company reasonably objects to such use within five (5) Business Days after receipt of such material.

          4.4 Adviser or the Fund shall not give any information or make any material representations or statements on behalf of or concerning Company other than the information or representations contained in: (a) a registration statement or prospectus for the Contracts, as amended or supplemented from time to time; (b) published reports or statements of the Contracts or the Account which are in the public domain or are approved by Company; or (c) sales literature or other promotional material provided or approved by Company; except with permission of Company. Company agrees to respond to any request for approval on a prompt and timely basis.

          4.5 The sales literature and promotional material described in Sections 4.1 and 4.3, and the requests for approval described in Sections 4.2 and 4.4, shall be sent by the parties via facsimile or overnight delivery service.

          4.6 No Party shall use any other Party's names, logos, trademarks or service marks, whether registered or unregistered, without the prior consent of such Party.

          4.7 Fund will provide to Company at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, proxy statements, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to Fund or its shares, in final form as filed with the SEC, NASD and other regulatory authorities. If requested by Company in lieu thereof, Fund shall provide such documentation (including a final copy of the current prospectus set in type at Fund's expense) and other assistance as is reasonably necessary in order for Company once each year (or more frequently if the prospectus for Fund is amended more frequently) to have the prospectus for the Contracts and Fund's prospectus printed together in one document, in which case Fund will pay its share of reasonable expenses directly related to the required disclosure of information concerning Fund. Fund agrees to notify Company of material changes in the management of Fund within a reasonable time prior to any such change becoming effective.

     4.8 Company will provide to Fund at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters and all amendments to any of the above, that relate to the Fund and the Contracts, in final form as filed with the SEC, NASD and other regulatory authorities. Company agrees to notify Fund of material changes in the management of the Contracts within a reasonable time prior to any such changes becoming effective.

     4.9 For purposes of this Section 4, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media, i.e., on-line networks such as the Internet or other electronic messages), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act. Such phrase shall be construed in accordance with all applicable securities laws and regulations.

     4.10 To the extent required by applicable law, including the administrative requirements of regulatory authorities, or as mutually agreed between Company and Adviser, Company reserves the right to modify any of the Contracts in any respect whatsoever. Company reserves the right in its sole discretion to suspend the sale of any of the Contracts, in whole or in part, or to accept or reject any application for the sale of a Contract, provided that any such suspension is temporary. Company agrees to notify the other Parties promptly upon the occurrence of any event Company believes might necessitate a material modification or suspension.

     4.11 The Parties agree to review the prospectuses for the Contracts and the Fund during the first calendar quarter of each year for possible changes and will make their personnel reasonably available to discuss such possible changes.

     4.12 At the request of any Party, each other Party will make available to the requesting Party's independent auditors and or representative of the appropriate regulatory agencies, all records, data and access to operating procedures that may be reasonably requested in connection with compliance and regulatory requirements related to this Agreement or to any Party's obligations under this Agreement.

5.   Fees and Expenses

     5.1 Fund shall bear the cost of registration and qualification of Fund's shares; preparation and filing of Fund's prospectus and registration statement, proxy materials and reports including postage; preparation of all other statements and notices relating to Fund required by any federal or state law; payment of all applicable fees, including, without limitation, all fees due under Rule 24f-2 relating to Fund; all taxes on the issuance or transfer of Fund's shares; and any expenses permitted to be paid or assumed by Fund pursuant to a plan, if any, under Rule 12b-1 under the 1940 Act.

     5.2 Fund will pay no fee or other compensation to Company under this Agreement, except as provided below: (a) If Fund or any Portfolio adopts and implements a plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution expenses, then, subject to obtaining any required exemptive orders or other regulatory approvals, Fund may make payments to Company or to the underwriter for the Contracts if and in such amounts as agreed to by Fund in writing; and (b) Fund may pay fees to Company for services provided to Owners that are not primarily intended to result in the sale of shares of the Portfolios or of underlying contracts.

     5.3 Company shall see to it that the Contracts are registered under the 1933 Act, and that the Account is registered as a unit investment trust in accordance with the 1940 Act. Company shall bear the expenses for the costs of preparation and filing of Company's prospectus and registration statement with respect to the Contracts; preparation of all other statements and notices relating to the Account or the Contracts required by any federal or state law; expenses for the solicitation and sale of the Contracts, including all costs of printing and distributing all copies of advertisements, prospectuses, Statements of Additional Information, proxy materials, and reports to Owners or potential purchasers of the Contracts as required by applicable state and federal law; payment of all applicable fees, including, without limitation, all fees due under Rule 24f-2 relating to the Contracts; all costs of drafting, filing and obtaining approvals of the Contracts in the various states under applicable insurance laws; filing of annual reports on form N-SAR, and all other costs associated with ongoing compliance with all such laws and its obligations hereunder.

6.   Indemnification

     6.1  Indemnification By Company

          6.1(a) Company agrees to indemnify and hold harmless Fund and Adviser and each of their directors, trustees and officers, and each person, if any, who controls any of them within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 6.1) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, and:

                    (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, prospectus or sales literature or other promotional material for the Contracts or contained in the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Section 6.1(a) shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to Company by or on behalf of Fund or Adviser for use in the registration statement or prospectus for the Contracts or in the Contracts or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                    (ii) arise out of, or as a result of, statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature or other promotional material of Fund, not supplied by Company or persons under its control) or wrongful conduct of Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

                    (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature or other promotional material of Fund (or any amendment or supplement to any of the foregoing), or the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished to Fund or to Adviser by or on behalf of Company; or

                    (iv) arise out of, or as a result of, any failure by Company or persons under its control to provide the services and furnish the materials contemplated under the terms of this Agreement; or

                    (v) arise out of, or result from, any material breach of any representation and/or warranty made by Company or persons under its control in this Agreement or arise out of or result from any other material breach of this Agreement by Company or persons under its control;

as limited by and in accordance with the provisions of sections 6.1(b) and 6.1(c) hereof.

     6.1(b) Company shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to Fund.

     6.1(c) Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Company of any such claim shall not relieve Company from any liability which it may have to the Indemnified Party otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, Company shall be entitled to participate, at its own expense, in the defense of such action. Company also shall be entitled to assume and to control the defense thereof, with counsel reasonably satisfactory to the Party named in the action. After notice from Company to such Party of Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and Company will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation.

     6.1(d) The Indemnified Parties will promptly notify Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of Fund shares or the Contracts or the operation of Fund.

     6.2  Indemnification by Adviser

          6.2(a) Adviser agrees to indemnify and hold harmless Company and each of its directors and officers and each person, if any, who controls Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 6.2) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of Adviser) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, and:

                    (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature or other promotional material of Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Section 6.2(a) shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to Fund or Adviser by or on behalf of Company for use in the registration statement or prospectus for Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                    (ii) arise out of, or as a result of, statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature or other promotional material for the Contracts, not supplied by Adviser or Fund, or persons under their control) or wrongful conduct of Adviser or Fund or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

                    (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to Company by or on behalf of Fund or Adviser; or

                    (iv) arise out of, or as a result of, any failure by Adviser, Fund or persons under their control to provide the services and furnish the materials contemplated under the terms of this Agreement; or

                    (v) arise out of or result from any material breach of any representation and/or warranty made by Adviser, Fund or persons under their control in this Agreement or arise out of or result from any other material breach of this Agreement by Adviser, Fund or persons under their control;

as limited by and in accordance with the provisions of Sections 6.2(b) and 6.2(c) hereof.

     6.2(b) Adviser shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Company or the Account.

     6.2(c) Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Adviser of any such claim shall not relieve Adviser from any liability which it may have to the Indemnified Party otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, Adviser will be entitled to participate, at its own expense, in the defense thereof, with counsel reasonably satisfactory to the Party named in the action. Adviser also shall be entitled to assume and to control the defense thereof. After notice from Adviser to such Party of Adviser's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation.

     6.2(d) The Indemnified Parties will promptly notify Adviser of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Contracts or the operation of the Account.

     6.3  Indemnification by Fund

          6.3(a) Fund agrees to indemnify and hold harmless Company and each of its directors and officers and each person, if any, who controls Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 6.3) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of Fund) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, and:

                    (i) arise out of, or as a result of, any failure by Fund to provide the services and furnish the materials contemplated under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in Section 3.7 of this Agreement); or

                    (ii) arise out of or result from any material breach of any representation and/or warranty made by Fund in this Agreement or arise out of or result from any other material breach of this Agreement by Fund or persons under its control;

as limited by and in accordance with the provisions of Sections 6.3(b) and 6.3(c) hereof.

     6.3(b) Fund shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of its obligations and duties under this Agreement or to Company or the Account.

     6.3(c) Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Fund of any such claim shall not relieve Fund from any liability which it may have to the Indemnified Party otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, Fund will be entitled to participate, at its own expense, in the defense thereof. Fund also shall be entitled to assume and to control the defense thereof, with counsel reasonably satisfactory to the Party named in the action. After notice from Fund to such Party of Fund's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation.

     6.3(d) The Indemnified Parties will promptly notify Fund of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Contracts or the operation of the Account.

7.   Potential Conflicts

     7.1 The Board will monitor Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners or by contract owners of different insurers which have entered into participation agreements similar to this Agreement ("Participating Insurance Companies"); or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Board shall promptly inform Company if it determines that an irreconcilable material conflict exists and the implications thereof.

     7.2 Company will report any potential or existing conflicts of which it is aware to the Board. Company will assist the Board in carrying out its responsibilities under any applicable provisions of the federal securities laws and/or the Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by Company to inform the Board whenever Owner voting instructions are disregarded.

     7.3 If it is determined by a majority of the Board, or a majority of its disinterested trustees, that a material irreconcilable conflict exists, Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested trustees), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any appropriate group (i.e. variable annuity contract owners or variable insurance contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.

     7.4 If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to Company conflicts with the majority of other state insurance regulators, then Company will withdraw the affected Account's investment in Fund and terminate this Agreement with respect to such Account within six (6) months after the Board informs the Company in writing that it has determined that such decision has created a material irreconcilable conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six month period, the Adviser and Fund shall, to the extent permitted by law and any exemptive relief previously granted to Fund, continue to accept and implement orders by Company for the purchase (and redemption) of shares of Fund.

     7.5 If a material irreconcilable conflict arises because of a decision by Company to disregard Owner voting instructions and that decision represents a minority position or would preclude a majority vote, Company may be required, at Fund's election, to withdraw the Account's investment in Fund and terminate this Agreement; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested trustees. Any such withdrawal and termination must take place within six (6) months after Fund gives written notice to Company that this provision is being implemented. Until the end of the foregoing six (6) month period Fund shall, to the extent permitted by law and any exemptive relief previously granted to Fund, continue to accept and implement orders by Company for the purchase (and redemption) of shares of Fund.

     7.6 For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any material irreconcilable conflict, but in no event will Fund be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Owners affected by the material irreconcilable conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then Company will withdraw the Account's investment in Fund and terminate this Agreement within six (6) months after the Board informs Company in writing of the foregoing determination, provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested trustees.

     7.7 If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Exemptive Order) on terms and conditions materially different from those contained in the Exemptive Order, then (a) the Fund and/or the Company or other Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and
(b) Sections 2.2, 2.3, 7.1, 7.2, 7.3, 7.4 and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

     7.8 Company shall at least annually submit to the Board such reports, materials or data as Board may reasonably request so that Board may fully carry out the duties imposed on it as delineated in the Exemptive Order, and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Board.

8.   Term and Termination

     8.1 The initial term of this Agreement shall be from November 15, 1996 through November 14, 1999. Unless terminated upon thirty (30) days' prior written notice to the other Parties, this Agreement shall thereafter automatically renew from year to year, provided that any Party may terminate this Agreement without cause following the initial term upon six (6) months' advance written notice to the other.

     8.2 Notwithstanding any other provision of this Agreement, Adviser or Fund may terminate this Agreement for cause on not less than thirty (30) days' prior written notice to Company, unless Company has cured such cause within thirty
(30) days of receiving such notice, for any material breach by Company of any representation, warranty, covenant or obligation hereunder.

     8.3 Notwithstanding any other provision of this Agreement, Company may terminate this Agreement for cause on not less than thirty (30) days' prior written notice to Adviser and Fund unless Adviser or Fund has cured such cause within thirty (30) days of receiving such notice, for any material breach by Adviser or Fund of any representation, warranty, covenant or obligation hereunder.

     8.4 Notwithstanding any other provision of this Agreement, Company may terminate this Agreement upon receipt of its written notice by Fund and Adviser with respect to any Portfolio based upon the Company's good faith determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts.

     8.5 Notwithstanding any other provision of this Agreement, Company may terminate this Agreement upon receipt of its written notice by Fund and Adviser with respect to any Portfolio in the event any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal securities law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by Company.

     8.6 Notwithstanding any other provision of this Agreement, Company may terminate this Agreement upon receipt of its written notice by Fund and Adviser with respect to any Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if Company reasonably and in good faith believes that Fund may fail to so qualify.

     8.7 Notwithstanding any other provision of this Agreement, Company may terminate this Agreement upon receipt of its written notice by Fund and Adviser with respect to any Portfolio in the event that such Portfolio fails to meet the diversification requirements specified in Section 3.7.

     8.8 Notwithstanding any other provision of this Agreement, Fund or Adviser may terminate this Agreement upon receipt of either's written notice by Company, if either one or both shall determine, in their sole judgment exercised in good faith, that Company has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity, or if formal proceedings against Company have been instituted by the NASD, SEC or any state securities or insurance department or any other regulatory body regarding Company's duties under this Agreement or related to the sale of the Contracts, the administration of the Contracts, the operation of the Account or the purchase of Fund shares; provided, however, that Fund determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of Company to perform its obligations under this Agreement.

     8.9 Notwithstanding any other provision of this Agreement, Company may terminate this Agreement upon receipt of its written notice by Fund and Adviser, if Company shall determine, in its sole judgment exercised in good faith, that either Fund or Adviser has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity, or if formal proceedings against Fund or Adviser have been instituted by the NASD, SEC or any state securities or insurance department or any other regulatory body; provided, however, that Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of Fund or Adviser to perform its obligations under this Agreement.

     8.10 Notwithstanding any other provision of this Agreement, Fund or Adviser may terminate this Agreement upon receipt of either's written notice by Company in the event that any of the Contracts are not registered, issued, sold or administered in accordance with applicable state and/or federal law ("Non-Complying Contracts").

     8.11 Notwithstanding the termination of this Agreement, Fund shall continue to make Fund shares available to the extent necessary to permit Owners under all Contracts in effect on the effective date of such termination ("Existing Contracts") to reallocate investments in the Portfolios (as in effect on such date, redeem investments in the Portfolios) and/or invest in the Portfolios upon the making of additional purchase payments under the Existing Contracts. Existing Contracts shall not include Non-Complying Contracts, if any. In the event that Fund terminates this Agreement, Fund shall promptly notify Company whether Fund is electing to make Fund shares available after termination for Non-Complying Contracts (or a class thereof). The Parties agree that this
Section 8.11 shall not apply to any terminations under

Article 7 and the effect of such Article 7 terminations shall be governed by
Article 7 of this Agreement.

9.   Notices

     Any notice shall be deemed sufficiently given when sent by registered or certified mail to the other Parties at the address of such Party set forth below or at such other address as such Party may from time to time specify in writing to the other Party.

     If to Fund:

     Montgomery Funds III
     600 Montgomery Street
     San Francisco, California 94111
     Attention:  John Story, Executive Vice President

     If to Adviser:

     Montgomery Asset Management, L.P.
     600 Montgomery Street
     San Francisco, California 94111
     Attention:  John Story, Executive Vice President



     If to Company:

     Michael Lane
     Providian Corporation
     400 West Market Street
     Louisville, Kentucky 40202

     With a copy to:

     Marketing Director
     First Providian Life and Health Insurance Company
     520 Columbia Drive
     Johnson City, New York 13790

10.  Miscellaneous

     10.1 The captions in this Agreement are included for convenience of reference only and in no way affect the construction or effect of any provisions hereof.

     10.2 If any portion of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     10.3 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     10.4 Each Party shall cooperate with each other Party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance and securities regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement.

     10.5 Each Party hereto grants to the other the right to audit its records relating to the terms and conditions of this Agreement upon reasonable notice during reasonable business hours in order to confirm compliance with this Agreement.

     10.6 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the Parties hereto are entitled to under state and federal laws.

     10.7 Subject to the requirements of legal process and regulatory authority, Fund and Adviser shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by Company hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of Company until such time as it may come into the public domain.

     10.8 This Agreement or any of the rights and obligations hereunder may not be assigned by any Party without the prior written consent of all Parties hereto.

     10.9 In any dispute arising hereunder, each Party waives its right to demand a trial by jury and hereby consents to a bench trial of all such disputes.

     10.10 The terms of this Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of Kentucky; provided, however, that all performances rendered hereunder shall be subject to compliance with all applicable state and federal laws and regulations.

     10.11 Sections 1, 2, 3, 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 6,
7.4, 7.5 8, 9 and 11 hereof shall survive termination of this Agreement.

     10.12 Company is hereby expressly put on notice of the limitation of liability as set forth in the Declaration of Trust of Fund and agrees that the obligations assumed by

Fund with respect to any single Portfolio pursuant to this Agreement shall be limited in any case to assets of such Portfolio and Fund and that Company shall not seek satisfaction of any such obligation from other Portfolios of Fund, the shareholders of Fund or Adviser, the trustees, officers, employees or agents of Fund or Adviser, or any of them.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date first set forth above.


                                       Company:

                                       FIRST PROVIDIAN LIFE AND HEALTH INSURANCE
                                          COMPANY

                                       By:  /s/ Gregory J. Garvin
                                            ----------------------------
                                                Gregory J. Garvin

                                       Fund:

                                       MONTGOMERY FUNDS III


                                       By:  /s/ John Story
                                            ----------------------------
                                                John Story


                                       Fund Adviser:

                                       MONTGOMERY ASSET MANAGEMENT, L.P.


                                       By:  /s/ John Story
                                            ----------------------------
                                                John Story

                                  SCHEDULE 1.1


Montgomery Growth Portfolio
Montgomery Emerging Markets Portfolio